Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE
MAY 8, 2012

CHESAPEAKE MIDSTREAM PARTNERS, L.P. REPORTS FINANCIAL
RESULTS FOR THE 2012 FIRST QUARTER

Partnership Reports 2012 First Quarter Net Income of $52 Million, Adjusted Ebitda of $118 Million and Distributable Cash Flow of $84 Million

Partnership Increases Quarterly Distribution to $0.405 per Unit

Partnership Affirms 2012 Ebitda Outlook and Capital Program

OKLAHOMA CITY, OKLAHOMA, MAY 8, 2012 – Chesapeake Midstream Partners, L.P. (NYSE:CHKM) today announced financial results for the 2012 first quarter.  The Partnership’s 2012 first quarter net income totaled $52.4 million, an increase of $13.6 million, or 35.1%, from the 2011 first quarter.  Adjusted ebitda for the 2012 first quarter was $118.4 million, up $46.3 million, or 64.2%, from 2011 first quarter adjusted ebitda of $72.1 million.  The Partnership’s adjusted distributable cash flow (DCF) for the 2012 first quarter totaled $84.4 million, an increase of $27.2 million, or 47.6%, compared to the 2011 first quarter and resulted in a coverage ratio of 1.37.  Partnership revenue for the 2012 first quarter was $154.7 million, an increase of $31.2 million, or 25.3%, compared to 2011 first quarter revenue of $123.5 million.  Financial terms are defined on pages two through four of this release.

Throughput for the 2012 first quarter totaled 255.0 billion cubic feet (bcf) of natural gas, or 2.80 bcf per day, an increase of 39.3% from 2011 first quarter throughput of 2.01 bcf per day. The increase was driven by throughput from gas gathering systems in the Marcellus Shale acquired in December 2011 as well as increased throughput in the Barnett Shale.  The Partnership connected 197 new wells to its gathering systems during the 2012 first quarter, an increase of 27.1% compared to the 2011 first quarter.

Capital expenditures during the 2012 first quarter totaled $161.9 million, including maintenance capital expenditures of $18.5 million.  With the expected increase in Marcellus capital spending, the Partnership is on track to meet the current capital expenditure outlook of $734 million for 2012.

Partnership Increases Cash Distribution

On April 27, 2012, the Board of Directors of the Partnership’s general partner declared a quarterly cash distribution of $0.405 per unit for the 2012 first quarter, a $0.055, or 15.7%, increase over the 2011 first quarter distribution and a $0.015, or 3.8%, increase over the 2011 fourth quarter distribution.  The distribution will be paid on May 15, 2012 to unitholders of record at the close of business on May 8, 2012.  Adjusted DCF for the 2012 first quarter of $84.4 million provided distribution coverage of 1.37 times the amount required for the Partnership to fund the distribution to both the general and limited partners.

INVESTOR CONTACT:	MEDIA CONTACTS:		CHESAPEAKE MIDSTREAM PARTNERS, L.P.
Dave Shiels, CFO	Michael Kehs	Jim Gipson	900 N.W. 63rd
(405) 935-6224	(405) 935-2560	(405) 935-1310	P.O. Box 18355
dave.shiels@chk.com	michael.kehs@chk.com	jim.gipson@chk.com	Oklahoma City, OK 73154

Outlook for 2012 Unchanged

The Partnership is projecting ebitda for the twelve months ending December 31, 2012 to be $475 million with expansion capital expenditures of $660 million and maintenance capital expenditures of $74 million.

Management Comments

J. Mike Stice, Chesapeake Midstream Partners’ Chief Executive Officer, commented, “I’m once again pleased to report financial results exceeding consensus expectations for the quarter.  This strong performance was led by the Marcellus assets added to our portfolio last December.  Across the business, our commitment to a low-risk contractual structure continues to deliver predictable cash flows with strong, consistent growth despite the challenging commodity price environment.  After this impressive first quarter performance, I am even more confident in affirming our outlook for 2012.  We believe that our combination of low-risk contracts, strong balance sheet and unique access to growth offers the most attractive risk-adjusted return in the industry.”

Senior Notes Offering

On January 11, 2012, the Partnership closed the offering of $750 million of senior notes due 2022.  The notes bear interest at 6.125% per annum.  The Partnership used part of the net proceeds to repay borrowings outstanding under its revolving credit facility and used the remainder for general Partnership purposes.

Conference Call Information

A conference call to discuss this release of financial results has been scheduled for Wednesday, May 9, 2012 at 9:00 a.m. EDT.  The telephone number to access the conference call is 719-325-4815 or toll-free 877-545-1409.  The passcode for the call is 8233842.  We encourage those who would like to participate in the call to dial the access number between 8:50 and 9:00 a.m. EDT.  For those unable to participate in the conference call, a replay will be available for audio playback from 12:00 p.m. EDT on May 9, 2012 through 12:00 p.m. EDT on May 23, 2012.  The number to access the conference call replay is 719-457-0820 or toll-free 888-203-1112.  The passcode for the replay is 8233842.  The conference call will also be webcast live on the Internet and can be accessed by going to the Partnership’s website at www.chkm.com in the "Events" subsection of the "Investors" section of the website.  An archive of the conference call webcast will also be available on the website.

Use of Non-GAAP Financial Measures

This press release and accompanying schedules include the non-GAAP financial measures of adjusted ebitda, DCF and adjusted DCF.  The accompanying schedules provide reconciliations of these non-GAAP financial measures to their most directly comparable financial measures calculated and presented in accordance with GAAP.  Non-GAAP financial measures should not be considered as an alternative to GAAP measures such as net income, net cash provided by operating activities or any other measure of liquidity or financial performance calculated and presented in accordance with GAAP.  Investors should not consider adjusted ebitda, DCF or adjusted DCF in isolation or as a substitute for analysis of the Partnership’s results as reported under GAAP.  Because these non-GAAP financial measures may be defined differently by other companies in our industry, the Partnership’s definition of adjusted ebitda, DCF and adjusted DCF may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

Adjusted Ebitda.  The Partnership agreement defines adjusted ebitda as net income (loss) before income tax expense, interest expense, depreciation and amortization expense and certain other items management believes affect the comparability of operating results.  Adjusted ebitda is a non-GAAP financial measure that management and external users of our consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess:

•
The Partnership’s operating performance as compared to other publicly traded partnerships in the midstream energy industry, without regard to capital structure, historical cost basis or financing methods;

•	The Partnership’s ability to incur and service debt and fund capital expenditures;

•	The ability of the Partnership’s assets to generate sufficient cash flow to make distributions to unitholders; and

•	The viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

Management believes it is appropriate to exclude certain items from ebitda because management believes these items affect the comparability of operating results.  The Partnership believes that the presentation of adjusted ebitda in this press release provides information useful to investors in assessing its financial condition and results of operations.  The GAAP measure most directly comparable to adjusted ebitda is net income.

Distributable Cash Flow.  The Partnership agreement defines DCF as adjusted ebitda attributable to the Partnership adjusted for:

•	Addition of interest income;

•	Subtraction of net cash paid for interest expense;

•	Subtraction of maintenance capital expenditures; and

•	Subtraction of income taxes.

Management compares the DCF the Partnership generates to the cash distributions it expects to pay its partners.  Using this metric, management computes a distribution coverage ratio.  DCF is an important non-GAAP financial measure for our limited partners since it serves as an indicator of our success in providing a cash return on investment.  Specifically, this financial measure indicates to investors whether or not the Partnership is generating cash flows at a level that can sustain or support an increase in its quarterly cash distributions.  DCF is also a quantitative standard used by the investment community with respect to publicly traded partnerships because the value of a partnership unit is in part measured by its yield, which is based on the amount of cash distributions a partnership can pay to a unitholder.  The GAAP measure most directly comparable to DCF is net cash provided by operating activities.

Adjusted Distributable Cash Flow.  The Partnership includes the quarterly impact of contractual minimum volume commitments that are not recognized until the fourth quarter of each year in its calculation of adjusted DCF for the purpose of calculating the distribution coverage ratio.

Chesapeake Midstream Partners, L.P. (NYSE:CHKM) is the industry’s largest gathering and processing master limited partnership as measured by throughput volume and owns, operates, develops and acquires natural gas gathering systems and other midstream energy assets.  Headquartered in Oklahoma City, the Partnership's operations are focused on the Barnett Shale, Haynesville Shale, Marcellus Shale and Mid-Continent regions of the U.S.  The Partnership’s common units are listed on the New York Stock Exchange under the symbol CHKM.  Further information is available at www.chkm.com where the Partnership routinely posts announcements, updates, events, investor information and presentations and all recent press releases.

This press release includes forward-looking statements. Forward-looking statements give our current expectations or forecasts of future events.  They include but are not limited to distributions, throughput volumes, revenues, net income, capital expenditures, adjusted ebitda and distributable cash flow, as well as other statements concerning our business strategy and plans and objectives for future operations.  We caution you not to place undue reliance on our forward-looking statements, which speak only as of the date of this release, and we undertake no obligations to update this information.  Although we believe the expectations and forecasts reflected in these and other forward-looking statements are reasonable, we can give no assurance they will prove to be correct.  They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties.  Factors that could cause actual results to differ materially from expected results are described under “Risk Factors” in our 2011 Annual Report on Form 10-K.

CHESAPEAKE MIDSTREAM PARTNERS, L.P.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
($ in thousands, except per unit data)
(unaudited)

	Three Months Ended March 31,
	2012	2011
Revenues, including revenues from affiliates (1)	$154,674	$123,529

Operating Expenses
Operating expenses, including expenses from affiliates	48,682	42,561
Depreciation and amortization expense	38,438	30,938
General and administrative expense, including expenses from affiliates	11,478	8,946
Other operating income	(45)	(60)

Total operating expenses	98,553	82,385

Operating income	56,121	41,144

Other income (expense)
Income from unconsolidated affiliates	12,987	—
Interest expense	(15,958)	(1,440)
Other income	55	42

Income before income tax expense	53,205	39,746
Income tax expense	839	970

Net income	$52,366	$38,776

Limited partner interest in net income
Net income	52,366	38,776
Less general partner interest in net income	(1,429)	(776)

Limited partner interest in net income	50,937	38,000

Net income per limited partner unit – basic and diluted
Common units	0.34	0.27
Subordinated units	0.34	0.27

Weighted average limited partner units outstanding used for net income per unit calculation – basic and diluted (in thousands)
Common units	79,276	69,219
Subordinated units	69,076	69,076

(1)
If either Chesapeake Energy Corporation (“Chesapeake”) or Total E&P USA, Inc. (“Total”) does not meet its minimum volume commitment to the Partnership in the Barnett Shale region or Chesapeake does not meet its minimum volume commitment in the Haynesville Shale region under the relevant gas gathering agreement for specified annual periods, Chesapeake or Total is obligated to pay the Partnership a fee equal to the applicable fee for each mcf by which the applicable party’s minimum volume commitment for the year exceeds the actual volumes gathered on the Partnership’s systems.  Should payments be due under the minimum volume commitment with respect to any year, the Partnership recognizes the associated revenue in the fourth quarter of that year.

CHESAPEAKE MIDSTREAM PARTNERS, L.P.
CONDENSED CONSOLIDATED BALANCE SHEETS
($ in thousands)
(unaudited)
	As of March 31, 2012	As of December 31, 2011
Assets

Total current assets	$117,237	$88,188

Property, plant and equipment
Gathering systems	3,023,296	2,954,868
Other fixed assets	59,437	53,611
Less: Accumulated depreciation	(515,686)	(480,555)

Total property, plant and equipment, net	2,567,047	2,527,924

Investment in unconsolidated affiliates	943,109	886,558
Intangible assets, net	155,796	158,621
Deferred loan costs, net	34,297	21,947

Total assets	$3,817,486	$3,683,238

Liabilities and Partners’ Capital

Total current liabilities	$157,414	$143,094

Long-term liabilities
Long-term debt	1,188,000	1,062,900
Other liabilities	4,778	4,099

Total long-term liabilities	1,192,778	1,066,999

Total partners’ capital	2,467,294	2,473,145

Total liabilities and partners’ capital	$3,817,486	$3,683,238

CHESAPEAKE MIDSTREAM PARTNERS, L.P.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
($ in thousands)
(unaudited)
	Three Months Ended March 31,
	2012	2011
Cash flows from operating activities
Net income	$52,366	$38,776
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	38,438	30,938
Income from unconsolidated affiliates	(12,987)	—
Other non-cash items	1,932	1,004
Changes in assets and liabilities
(Increase) decrease in accounts receivable	(33,058)	50,277
(Increase) decrease in other assets	(1,694)	1,001
Increase (decrease) in accounts payable	(7,832)	13,924
Increase in accrued liabilities	30,050	1,349

Net cash provided by operating activities	67,215	137,269

Cash flows from investing activities
Additions to property, plant and equipment	(80,593)	(106,521)
Investment in unconsolidated affiliate	(45,276)	—
Proceeds from sale of assets	421	211

Net cash used in investing activities	(125,448)	(106,310)

Cash flows from financing activities
Proceeds from credit facility borrowings	245,600	134,200
Payments on credit facility borrowings	(870,500)	(134,100)
Issuance of senior notes	750,000	—
Distribution to unitholders	(58,932)	(47,581)
Initial public offering costs	—	(1,280)
Debt issuance costs	(13,653)	—
Other adjustments	5,721	4

Net cash provided by (used in) financing activities	58,236	(48,757)

Net increase (decrease) in cash and cash equivalents	3	(17,798)

Cash and cash equivalents
Beginning of period	22	17,816

End of period	$25	$18

CHESAPEAKE MIDSTREAM PARTNERS, L.P.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
 ($ in thousands)
(unaudited)
	Three Months Ended March 31,
	2012	2011

Net Income	$52,366	$38,776

Adjusted for:
Interest expense	15,958	1,440
Income tax expense	839	970
Depreciation and amortization expense	38,438	30,938
Other	(45)	(60)
Income from unconsolidated affiliates	(12,987)	—
EBITDA from unconsolidated affiliates(1)	23,860	—

Adjusted EBITDA	$118,429	$72,064

Adjusted for:
Maintenance capital expenditures	(18,500)	(18,500)
Cash portion of interest expense	(14,655)	(620)
Income tax expense	(839)	(970)

Distributable cash flow	84,435	51,974

Adjusted for:
Implied minimum volume commitment	—	5,268

Adjusted distributable cash flow	$84,435	$57,242

Cash provided by operating activities	$67,215	$137,269

Adjusted for:
Change in assets and liabilities	12,534	(66,551)
Interest expense	15,958	1,440
Income tax expense	839	970
Other non-cash items	(1,977)	(1,064)
EBITDA from unconsolidated affiliates(1)	23,860	—

Adjusted EBITDA	$118,429	$72,064

Adjusted for:
Maintenance capital expenditures	(18,500)	(18,500)
Cash portion of interest expense	(14,655)	(620)
Income tax expense	(839)	(970)

Distributable cash flow	84,435	51,974

Adjusted for:
Implied minimum volume commitment	—	5,268

Adjusted distributable cash flow	$84,435	$57,242

Cash distribution
Limited partner units ($0.405 x 147,976,736 units)	$59,931
General partner interest	1,612

Total cash distribution	$61,543

Distribution coverage ratio	1.37

(1) Marcellus’ EBITDA from unconsolidated affiliates is calculated as follows:
Net Income	$12,987	$—

Adjusted for:
Depreciation and amortization expense	10,901	—
Other	(28)	—

EBITDA from unconsolidated affiliates	$23,860	$—

Marcellus overhead allocation	(2,600)	—
Chesapeake guaranty payment	—	—

Adjusted EBITDA from unconsolidated affiliates	$21,260	$—

CHESAPEAKE MIDSTREAM PARTNERS, L.P.
OPERATING STATISTICS
(unaudited)
	Three Months Ended March 31,
	2012	2011

Barnett Shale
Wells connected during period	66	90
Total wells connected	2,285	1,925
Throughput, bcf per day	1.279	0.970
Approximate miles of pipe at end of period	888	802
Gas compression (horsepower) at end of period	161,115	140,210

Haynesville Shale
Wells connected during period	2	19
Total wells connected	222	183
Throughput, bcf per day	0.415	0.494
Approximate miles of pipe at end of period	257	226
Gas compression (horsepower) at end of period	23,745	21,970

Marcellus Shale
Wells connected during period	68	—
Total wells connected	349	—
Throughput, bcf per day(1)	0.574	—
Approximate miles of pipe at end of period	281	—
Gas compression (horsepower) at end of period	43,930	—

Mid-Continent
Wells connected during period	61	46
Total wells connected	2,587	2,402
Throughput, bcf per day	0.534	0.544
Approximate miles of pipe at end of period	2,527	2,358
Gas compression (horsepower) at end of period	96,161	86,134

Total
Wells connected during period	197	155
Total wells connected	5,443	4,510
Throughput, bcf per day(1)	2.802	2.008
Approximate miles of pipe at end of period	3,953	3,386
Gas compression (horsepower) at end of period	324,951	248,314

(1)
Throughput in the Marcellus Shale region represents the net throughput allocated to the Partnership’s interest. Total gross Marcellus Shale system throughput was 1.210 bcf per day for the three months ended March 31, 2012.